Exhibit 99.4

Sara Lee Direct Selling Business

Combined Financial Statements

As of October 1, 2005 and October 2, 2004

    and the 13 weeks ended October 1, 2005

    and October 2, 2004

TABLE OF CONTENTS

Page
Financial Statements	Number
Combined Income Statements (unaudited) for the 13 weeks ended October 1, 2005 and September 25, 2004	2

Combined Balance Sheets (unaudited) as of October 1, 2005 and July 2, 2004	3

Condensed Combined Statements of Cash Flows (unaudited) for the 13 weeks ended October 1, 2005 and September 25, 2005	4

Notes to Combined Financial Statements (unaudited)	5

The financial statements of the acquired business included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been condensed or omitted, the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these combined financial statements are are read in conjunction with the audited annual financial statements and notes thereto which are included in this filing as Exhibit 99.3.

The consolidated financial statements included herein reflect all adjustments, consisting only of normal recurring items, which, in the opinion of management are necessary to present a fair statement of the results of the interim periods presented.

The results of interim periods are not necessarily indicative of trends or results to be expected for a full year.

Sara Lee Direct Selling Business

Combined Income Statements

(Unaudited)

	For the 13 weeks ended
Amounts in thousands	Oct 1, 2005	Oct 2, 2004
Continuing operations
Net sales	$113,926	$104,996

Cost of sales	45,451	39,930

Selling, general and administrative expenses	61,358	57,077
Interest expense	278	1,401
Interest income	(806)	(1,392)

	106,281	97,016

Income from continuing operations before income taxes	7,645	7,980
Income tax provision	2,032	3,243

Income from continuing operations	5,613	4,737

Discontinued operations
Loss from discontinued operation, net of tax	(98)	750

Net income	$5,515	$5,487

See notes to combined financial statements

Sara Lee Direct Selling Business

Combined Balance Sheet

(Unaudited)

Amounts in thousands	October 1, 2005	July 2, 2005
Assets
Cash and equivalents	$37,842	$19,238
Trade accounts receivable	40,749	42,654
Accounts receivable from related entities	7,973	7,972
Notes receivable from related entities	191,413	204,985
Inventories	66,648	63,199
Deferred income taxes	14,836	14,426
Other current assets	22,100	19,184

Total current assets	381,561	371,658

Other noncurrent assets	1,369	4,734
Deferred income taxes	4,831	4,527
Property, net	36,555	36,954
Trademarks and other identifiable intangibles, net	25,356	26,680
Goodwill	49,055	49,299

Total Assets	$498,727	$493,852

Liabilities and Divisional Equity

Notes payable to related entities	225,553	225,760
Notes payable	6,881	7,056
Accounts payable	32,636	35,556
Accounts payable to related entities	20,570	20,794
Accrued liabilities	64,849	75,820
Accrued and deferred income taxes	14,478	11,306

Total current liabilities	364,967	376,292

Notes payable to related entities	9,243	—
Deferred income taxes	87	67
Other liabilities	10,002	7,367

Divisional Equity

Parent company’s net investment	124,111	118,596
Accumulated other comprehensive income	(9,683)	(8,470)

Total divisional equity	114,428	110,126

Total Liabilities and Divisional Equity	$498,727	$493,852

See notes to combined financial statements

Sara Lee Direct Selling Business

Condensed Combined Statements of Cash Flows

(Unaudited)

	For the 13 weeks ended
Amounts in thousands	Oct 1, 2005	Oct 2, 2004
Cash provided by operating activities	$2,148	$14,380

Investing activities:
Capital spending	(1,614)	(756)
Proceeds on disposal of assets	164	64

Cash used for investing activities	(1,450)	(692)

Financing activities
Net increase in short-term debt	174	145
Net financing transactions with Sara Lee Corporation	17,961	(16,642)

Cash provided by (used for) financing activities	18,135	(16,497)

Effect of exchange rate changes on cash and cash equivalents	(229)	345

Net increase/(decrease) in cash and cash equivalents	18,604	(2,464)

Cash and cash equivalents at beginning of period	19,238	13,095

Cash and cash equivalents at end of period	$37,842	$10,631

See notes to combined financial statements

Sara Lee Direct Selling Business

Notes to Combined Financial Statements

(Unaudited)

Note 1: Basis of Presentation

The accompanying unaudited combined financial statements for the Direct Selling operations of Sara Lee Corporation (Direct Selling) have been prepared in accordance with Securities and Exchange Commission instructions for interim financial statements, and therefore, do not include all notes necessary for fair statement of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited combined financial statements include all adjustments, consisting only of normal, recurring items, necessary for a fair statement of financial position, results of operations and cash flows. The results of any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

Note 2: Contingencies

Direct Selling relies on its network of independent sales representatives to sell its products to the ultimate consumer. However, these independent sales representatives are not employees of Sara Lee or Direct Selling but are independent contractors. From time to time, Direct Selling, in the normal course of business, is subject to various inquiries by governmental agencies or social/payroll tax type governmental agencies in the countries Direct Selling operates. Direct selling is periodically subject to inquiries that seek to treat their independent sales representatives as employees of Direct Selling. In 2001, the Uruguayan social security authority (“BPS”) claimed that Direct Selling’s Field Managers in Uruguay were employees and should be enrolled in the Uruguayan social tax scheme. Direct Selling continues to contest the BPS' findings but began treating these Field Managers as employees beginning January 2004 to limit its potential exposure. The BPS has not calculated a monetary claim for this case.

Direct Selling’s Uruguayan operations are also currently defending a separate claim from the BPS concerning certain information technology consultants and other professionals whom Direct Selling treated as independent consultants. However, the BPS claims they were employees. The BPS has also not calculated a monetary claim for this case. There are currently no other contingencies of a similar nature and magnitude outstanding.

Direct Selling has generally been able to settle matters of similar nature for little or no cost to Direct Selling or alter its business practices to limit its exposures to large claims. Direct selling's management is of the opinion that based on the contractual arrangements in place with these independent sales representatives, local laws, regulations and legal precedent in the countries in which it operates, and other information available at this time, these independent sales representatives do not qualify as employees of Sara Lee or Direct Selling. However, in 2005, Direct Selling established an accrual of $605,000 related to these pending matters with BPS. Management, in consultation with its local legal counsel estimates the range of loss to be between $185,000 and $2.3 million related to these matters, Management believes that $605,000 represents the best estimate of the ultimate outcome of these actions.

No other accruals have been recorded by Direct Selling related to pending or threatened litigation or claims of this nature. In the event local laws and regulations change and require Direct Selling's independent sales representatives to be treated as employees, such an outcome could have a material adverse effect on Direct Selling's financial position, results of operations and cash flows.

Direct Selling is a party to various other pending or threatened legal proceedings and claims arising in the ordinary course of business. Direct Selling's management is of the opinion that based on information available at this time, the final outcome of these matters should not have a material adverse effect on Direct Selling's results of operations, cash flows or financial position.

Note 3: Inventories

Inventories, by component, are summarized as follows (in thousands)

	October 1, 2005	July 2, 2005
Finished goods	$54,906	$52,631
Work in process	666	498
Materials and supplies	11,076	10,070

	$66,648	$63,199

Note 4: Retirement Benefit Plans

Components of net periodic pension cost for the 13 weeks ended October 1, 2005 and October 2, 2004 were as follows (in thousands):

	2005	2004
Service Cost	$366	$352
Interest Cost	275	220
Expected return on net assets	(74)	(46)
Settlement (gain)	(1)	—
Net amortization	142	103

Net periodic pension cost	$708	$629

Note 5: Stock-based compensation

Through July 2, 2005, Direct Selling recognized employee services received in exchange for equity instruments in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). APB 25 requires the use of the intrinsic value method, which measures compensation cost as the excess, if any, of the quoted market price of the stock over the amount an employee must pay to acquire the stock. Substantially all of the equity-based awards are measured on the date the shares are granted. Under APB No. 25, no compensation expense was recognized for stock options. Compensation expense is however, recognized for the cost of restricted stock awards granted to employees under the provisions of APB No. 25.

Had the costs of employee services received in exchange for equity instruments been recognized based on the grant-date fair value of those instruments in accordance with the provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (SFAS No. 123), Direct Sellings net income would have been impacted as shown in the following table:

13 weeks ended
amounts in thousands	Oct. 2, 2004
Net income	$5,487
Add: Stock-based employee compensation included in net income, net of related tax effects	267

Deduct: Total stock-based employee compensation expense determined under the fair-value method for all awards, net of related tax effects	(318)

Pro forma net income	$5,436

Direct Selling adopted the provisions of SFAS No. 123(R), “Share Based Payment,” which requires recognition of compensation expense as a component of net income based upon the fair value of options at the date of grant. It further requires recognition of compensation expense related to the unvested portion of options outstanding upon adoption of SFAS 123(R). There were no significant grants to Direct Selling personnel during the 13 weeks ended October 1, 2005 nor were there any significant unvested options outstanding at July 3, 2005.

Note 6: Business Segment Information

	13 weeks ended
amounts in thousands	Oct 1, 2005	Oct 2, 2004
Net sales
House of Fuller Mexico	$55,084	$48,167
Nutrimetics Australia and New Zealand	11,873	12,527
Direct Selling Philippines	11,657	13,122
Direct Selling South America	11,631	10,604
NatureCare Japan	4,987	5,004
Other	18,697	15,572

Total net sales	$113,929	$104,996

Operating segment income (loss):
House of Fuller Mexico	$8,269	$7,678
Nutrimetics Australia and New Zealand	484	609
Direct Selling Philippines	988	2,326
Direct Selling South America	(2,229)	(1,306)
NatureCare Japan	833	678
Other	(221)	726

Total operating segment income	8,124	10,711

Corporate expenses	(1,007)	(2,722)
Net interest income (expense)	528	(9)

Income from continuing operations before income taxes	$7,645	$7,980